UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2021

TRIMAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

38505 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan 48304

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 631-5450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common stock, $0.01 par value	TRS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Notes

On March 29, 2021, TriMas Corporation (the “Company”) completed an offering of $400.0 million aggregate principal amount of its 4.125% Senior Notes due 2029 (the “Notes”) in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Notes were issued pursuant to an Indenture, dated as of March 29, 2021 (the “Indenture”), among the Company, the subsidiaries of the Company named therein, as guarantors, and Wells Fargo Bank, National Association, as trustee.

The Notes will mature on April 15, 2029. Interest on the Notes will accrue from March 29, 2021, at a rate of 4.125% per annum, payable semi-annually in cash in arrears on April 15 and October 15 of each year, commencing October 15, 2021. The Notes are guaranteed (the “Guarantees”) on a senior unsecured basis by each of the Company’s existing and future direct and indirect subsidiaries that is, or will be, a borrower or guarantor of the U.S. Obligations (as defined in the Indenture) under the Credit Agreement (as defined below) (collectively, the “Guarantors”).

The Notes and the Guarantees are the Company’s and the Guarantors’ unsecured senior obligations. The Notes and the Guarantees rank pari passu in right of payment with all of the Company’s and the Guarantors’ existing and future senior debt and senior in right of payment to all of the Company’s and the Guarantors’ existing and future subordinated debt. The Notes and Guarantees are effectively subordinated to all of the Company’s and the Guarantors’ existing and future secured debt, including their respective obligations under the Credit Agreement, to the extent of the value of the assets securing such debt. The Notes are structurally subordinated to all liabilities (other than liabilities owed to the Company or a Guarantor) of the Company’s existing and future subsidiaries that do not guarantee the Notes, including all foreign currency loans under the Credit Agreement.

The Company may redeem some or all of the Notes before April 15, 2024 at a redemption price equal to 100% of the principal amount thereof plus a “make whole” premium, plus accrued and unpaid interest, if any, to, but not including, the redemption date. On or after April 15, 2024, the Notes will be redeemable, at the Company’s option, in whole or in part, on the redemption dates and at the redemption prices specified in the Indenture. In addition, the Company may redeem up to 40% of the aggregate principal amount of the Notes before April 15, 2024 with amounts equal to the net cash proceeds from certain equity offerings at a redemption price of 104.125% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the redemption date.

The terms of the Notes are governed by the Indenture. The Indenture contains certain covenants that, subject to certain exceptions and qualifications, limit the Company’s ability and the ability of its restricted subsidiaries to, among other things: incur additional debt; pay dividends, redeem stock or make other distributions; enter into certain types of transactions with affiliates; incur liens on assets; make certain investments; agree to certain restrictions on the ability of restricted subsidiaries to make payments to the Company; and, merge, consolidate, transfer or dispose of substantially all assets. Furthermore, in the event of a Change of Control (as defined in the Indenture), the Company must offer to repurchase the Notes at 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the date of purchase. The Company will also be required to offer to repurchase the Notes in connection with certain asset sales. The Indenture also provides for customary events of default.

The Company will use a portion of the net proceeds of the offering to redeem all of the Company’s outstanding 4.875% Senior Notes due 2025. The remaining net proceeds will be used for general corporate purposes, which could include the temporary reduction of amounts outstanding under the senior secured revolving credit facility pursuant to the Credit Agreement.

The foregoing descriptions of the Notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture (including the Form of Note), which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Existing Credit Agreement

On March 29, 2021, TriMas Company LLC entered into a replacement facility amendment (the “Amendment”) to the Credit Agreement, dated as of October 16, 2013 (as previously amended, the “Existing Credit Agreement” and, as amended by the Amendment, the “Credit Agreement”), among the Company, TriMas Company LLC, the Foreign Subsidiary Borrowers party thereto, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other agents party thereto.

Pursuant to the Amendment, the $300.0 million revolving credit facility will permit borrowings denominated in specific foreign currencies, subject to a $125.0 million (equivalent) sublimit, and will mature on March 29, 2026. The revolving loans under the Credit Agreement will bear interest at the London Interbank Offered Rate (“LIBOR”) plus 1.500% (subject to step-ups up to LIBOR plus 1.625%, 1.750% or 2.000% or step-down down to LIBOR plus 1.375%, based on the leverage ratio).

The Credit Agreement also provides incremental revolving credit facility commitments in an amount not to exceed the greater of $200.0 million and an amount such that, after giving effect to such incremental commitments and the incurrence of any other indebtedness substantially simultaneously with the making of such commitments, the senior secured net leverage ratio, as defined, is no greater than 3.00 to 1.00. The terms and conditions of any incremental revolving credit facility commitments must be no more favorable than the existing credit facility.

The Credit Agreement allows for the issuance of letters of credit, not to exceed $40.0 million in aggregate.

The dollar denominated debt under the Credit Agreement is an obligation of the Company and certain of its domestic subsidiaries and is secured by substantially all of the assets of such parties. Borrowings under the $125.0 million (equivalent) foreign currency sub limit are also secured by a cross-guarantee amongst, and a pledge of the assets of, the foreign subsidiary borrowers that are a party to the agreement. The Credit Agreement also contains various negative and affirmative covenants and other requirements affecting the Company and its subsidiaries, including the ability to, subject to certain exceptions and limitations, incur debt, liens, mergers, investments, loans, advances, guarantee obligations, acquisitions, assets dispositions, sale-leaseback transactions, hedging agreements, dividends and other restricted payments, transactions with affiliates, restrictive agreements and amendments to charters, bylaws, and other material documents. The terms of the Credit Agreement also require the Company and its restricted subsidiaries to meet certain restrictive financial covenants and ratios computed quarterly, including a maximum total net leverage ratio and senior secured net leverage ratio and a minimum interest expense coverage ratio.

The foregoing descriptions of the Amendment and the Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment (including the form of Credit Agreement), which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in and incorporated into Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.

On March 30, 2021, the Company issued a press release announcing the closing of the offering of the Notes and the entry into the Amendment. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The Company is furnishing the information in this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including the accompanying Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of March 29, 2021, among TriMas Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee (including the Form of Note).

10.1*	Second Replacement Revolving Facility Amendment, dated as of March 29, 2021, among TriMas Corporation, TriMas Company LLC, the subsidiary borrowers party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and Lenders party thereto.

99.1	Press Release issued by TriMas Corporation on March 30, 2021 (furnished solely for purposes of Item 7.01 of this Current Report on Form 8-K).

104	Cover Page Interactive File (embedded within the Inline XBRL document).

*	Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date: March 30, 2021	By:	/s/ Robert J. Zalupski
	Name:	Robert J. Zalupski
	Title:	Chief Financial Officer